UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 9, 2007, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Teleradiology Diagnostic Service, Inc. (“TDS”), each of the shareholders of TDS and certain other related parties, pursuant to which the Company acquired all of the outstanding stock of TDS. The execution of the Share Purchase Agreement and the closing of the transaction occurred simultaneously.

Under the terms of the Share Purchase Agreement, we acquired all of the outstanding stock of TDS, a privately held company, for an aggregate consideration of $23 million in cash. We will hold a portion of the consideration in escrow to satisfy certain indemnification obligations of TDS and the TDS shareholders as more specifically described in the Share Purchase Agreement.

A press release announcing the acquisition of TDS was issued on February 12, 2007, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 12, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 12, 2007